EXHIBIT 10.1

 ASSET PURCHASE AGREEMENT

(Joseph Uras Monuments)

    ASSET PURCHASE AGREEMENT made and executed this 29th day of December, 2005, by and among Rock of Ages Memorials, Inc.., a Delaware corporation, with a principal office located at 772 Graniteville Road, Graniteville, Vermont 05641 (the "Seller"); Joseph Uras Monuments, Inc.., a New Jersey corporation; and 601 Route 35 LLC, a New Jersey limited liability company (collectively "Buyer").

RECITALS:

    Seller owns all of the assets and business of Rock of Ages Memorials, Inc., d/b/a Joseph Uras Monuments, with business locations at Middletown, Manalapan, and Toms River, New Jersey; and Rock of Ages Memorials, Inc., d/b/a Clinton Monuments, with a business location in Jamesburg, New Jersey (collectively, the "Business"). The Buyer desires to purchase and assume, and the Seller desires to sell and assign, certain real property, assets and liabilities of the Seller upon the terms and subject to the conditions of this agreement.

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS AND
ASSUMPTION OF LIABILITIES

    1.1    Purchase of Assets.    Subject to the terms and conditions of this agreement, the Seller agrees to sell, assign, transfer, convey, and deliver to the Buyer on the Closing Date (as hereinafter defined), and the Buyer agrees to purchase from the Seller on the Closing Date, the assets and properties of the Business listed on Exhibit 1.1; provided that the Assets will not include the items of real and/or personal property identified as "Excluded Assets" on Exhibit 1.1 (collectively referred to as the "Excluded Assets").

    1.2    Purchase of Middletown Realty.    Subject to the terms and conditions of this agreement, Seller agrees to sell, assign, transfer, convey and deliver to 601 Route 35 LLC on the Closing Date, and 601 Route 35 LLC agrees to purchase from Seller on the Closing Date, all of Seller's right, title and interest in and to the real property located at 601 Route 35, Middletown, New Jersey (the "Middletown Realty").

    1.3    Liabilities and Obligations Assumed.    Buyer shall assume those liabilities, obligations and undertakings of Seller identified on Exhibit 1.3 (said liabilities identified on Exhibit 1.3 being collectively referred to as the "Assumed Liabilities"), and those liabilities that may have been incurred by Seller in the ordinary course of the operation of the Businesses. Seller hereby agrees to indemnify and hold Buyer harmless from and against all costs, claims, actions, debts, liabilities, obligations and undertakings of Seller except for the Assumed Liabilities and those liabilities incurred in the ordinary course of business, if any.

    1.4    Bulk Sales.    Buyer and Seller each hereby waive compliance by the other with any applicable provisions of the bulk sales laws of the State of New Jersey or any other applicable jurisdiction, and Seller agrees to indemnify and hold Buyer harmless from any loss, cost or damage, including without limitation reasonable attorneys fees and payments to any of Sellers' creditors, incurred by Buyer because of Sellers' or Buyer's noncompliance with said bulk sales laws.

    1.5    Closing.    The closing of the purchase and sale hereunder (the "Closing") shall take place at the offices of Martin J. Arbus, Esq. at 10:00 a.m. local time, on December 29, 2005 in accordance with the provisions of Article VI hereof after all of the conditions set forth in this agreement shall be fulfilled or waived in accordance with this agreement and applicable law, or at such other time, date and/or place as the parties may agree. The date and time at which the Closing actually occurs is referred to as the "Closing Date".

    1.6    Determination of and Allocation of the Purchase Price.

            (a)    The aggregate purchase price for the Assets (the "Purchase Price") shall be Eight Hundred Fifty Thousand Dollars ($850,000.00) (the "Cash Purchase Price"), as adjusted at the Closing Date in accordance with Exhibit 1.6(a) attached hereto.

            (b)    The parties agree to report the transactions contemplated by this agreement and to allocate the Purchase Price, for tax and accounting purposes in accordance with the allocations set forth on Exhibit 1.6(b), pursuant to Section 1060 of the Code, as amended, and the permanent and temporary Treasury Regulations thereunder.

    1.7    Payment of Purchase Price and Delivery of Title to the Realty and Assets.    Upon the terms and subject to the conditions of this agreement, at the Closing:

            (a)    Buyer shall deliver to Sellers on the Closing Date by Buyer's certified check, its counsel's trust account check, or by wire transfer pursuant to specific wire transfer instructions provided to Buyer at least five (5) days prior to the Closing Date, the amount of the Cash Purchase Price pursuant to Section 1.6(a), and shall pay or assume or otherwise satisfy the Assumed Liabilities (if any) pursuant to Section 1.6, by check or other mutually acceptable means on the Closing Date, subject to any withholdings or reserves from the Purchase Price as provided for in this agreement and any Exhibits hereto.

            (b)    The Seller shall deliver to Buyer (i) bills of sale and assignment and all other necessary instruments to transfer title to the Assets and Assumed Liabilities; (ii) the agreements listed in Article II; (iii) a special warranty deed conveying insurable and marketable title to the Middletown Realty, free and clear of all liens and encumbrances, except for permitted encumbrances revealed by the title search; and (v) funds for the payment of any taxes, if any, in respect to the sale, to the extent Buyer has any liability for the collection thereof, to which the transactions contemplated hereby may be subject under the laws of the State of New Jersey.

            (c)    Transfer taxes associated with the sale, assignment, transfer and conveyance of the Middletown Realty set forth in paragraph 1.2 herein shall be paid by the Seller.

            (d)    State Sales tax associated with the sale and transfer of vehicles and /or equipment pursuant to the terms of this agreement shall be the sole responsibility of Buyer.

            (e)    Buyer agrees to provide a satisfactory mechanism for the segregation and handling of all monies, refunds or account receivables sent to Buyer and owed to Seller, and to prompt remit same to Seller.

ARTICLE II

FURTHER AGREEMENTS

    2.1    Authorized Retailer Agreement.  At the Closing, the Seller and Buyer shall execute an Authorized Retailer Agreement substantially in the form attached hereto as Exhibit 2.1.

    2.2    Termination of Employment Agreement. At the Closing, the Employment Agreement dated as of January 1, 2003 between Seller and Joseph Uras shall terminate and be of no further force and effect and Seller and Joseph Uras shall be released from their respective obligations thereunder.

    2.3    Seller hereby agrees that, for a period of five (5) years from the date hereof, it will not authorize any retailer, or open a new Rock of Ages owned retail outlet within a ten (10) mile radius of Buyer's retail locations in Middletown, Manalapan, Jamesburg and Toms River, New Jersey.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

    3.1    General Statement.    The parties make the representations and warranties set forth in this Article III. All representations and warranties of the parties are made subject to the exceptions, if any, which are noted in the respective Exhibits and Schedules delivered by the parties to each other and accepted by the receiving party concurrently herewith or in accordance with Section 6.11.

    3.2    Representations and Warranties of the Buyer.    Buyer makes the following representations and warranties to the Sellers, in each case with the intention that they may rely upon the same, and covenants that the same are true and correct in all material respects on the Closing Date.

            (a)    Organization and Qualification.    Buyer is a New Jersey corporation, duly incorporated, validly existing and in good standing under the laws of the State of New Jersey; has all requisite corporate power and authority to own and lease its properties and to carry on the business in which it is presently engaged; and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified will not have, individually or in the aggregate with any other failure to be so qualified, a material adverse effect on Buyer.

            601 Route 35 LLC is a New Jersey limited liability company, duly formed, validly existing and in good standing under the laws of the State of New Jersey; has all requisite power and authority to own and lease its properties and to carry on the business in which it is presently engaged; and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified will not have, individually or in the aggregate with any other failure to be so qualified, a material adverse effect on 601 Route 35 LLC.

            (b)    Authority.    Buyer has the requisite corporate power and authority to execute and deliver this agreement and the related agreements referred to herein, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been (or will have been by the Closing Date) duly authorized by all necessary corporate action and no other corporate proceedings on the part of Buyer are necessary to authorize this agreement or to consummate the transactions contemplated hereby (which Buyer shall cause to be obtained prior to Closing). This agreement has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Buyer, subject to bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally, and to general equitable principles.

            (c)    No Conflict and Consents.    The execution and delivery of this agreement by Buyer does not, and the performance of this agreement by Buyer will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Buyer ; (ii) conflict with or violate any Laws applicable to Buyer or any of Buyer's Subsidiaries or by which any of their respective properties is bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Buyer or any of Buyer's Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other material instrument or obligation to which Buyer or any of Buyer's Subsidiaries is a party or by which Buyer or any of Buyer's Subsidiaries or any of their respective properties is bound or affected, except for any such conflict or violations described in clause (ii) or breaches or defaults described in clause (iii) that would not have a Buyer Material Adverse Effect.

            (d)    Broker.    No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this agreement based upon arrangements made by or on behalf of Buyer.

            (e)    Sole Representations and Warranties.    The representations and warranties contained in this Section 4.2 and in the Schedules and Exhibits attached hereto and in any closing certificate delivered in connection herewith, are the only representations and warranties made by Buyer in connection with the transactions contemplated by this agreement.

    3.3    Representations and Warranties of Seller.    Seller makes the following representations and warranties to Buyer with the intention that it may rely upon the same, and covenant that the same are true and correct and shall be true and correct at the Closing Date:

            (a)    Organization and Qualification.    Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and lease its properties and to carry on the Business, and is duly qualified and in good standing to do business in the State of New Jersey.

            (b)    Authority.    Seller has the requisite corporate power and authority to execute and deliver this agreement and the related agreements referred to herein, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of each of the Seller is necessary to authorize this agreement or to consummate the transactions contemplated hereby. This agreement has been duly executed and delivered by the Seller and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligations of them respectively, subject to bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally, and to general equitable principles.

            (c)    No Conflict and Consents.    The execution and delivery of this agreement by Seller does not, and the performance of this agreement by Seller will not, (i) conflict with or violate the Articles of Incorporation, Bylaws, or other formation or governing documents of Seller; (ii) conflict with or violate any Laws applicable to Seller or by which any of its properties is bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Seller, or upon the Middletown Realty pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other material instrument or obligation to which Seller is a party or by which Seller or any of its properties is bound or affected, except for any such conflict or violations described in clause (ii) or breaches or defaults described in clause (iii) that would not have a Seller Material Adverse Effect.

            (d)    No Liens, etc.- Litigation.    To the best of Seller's knowledge, information and belief, Seller has not taken any action which would encumber the assets to be purchased and is not aware of any pending litigation affecting the Business.

            (d)     Sole Representations and Warranties.    The representations and warranties contained in this Section 3.3 and in the Schedules and Exhibits attached hereto and in any closing certificate delivered in connection herewith, are the only representations and warranties made by Seller in connection with the transactions contemplated by this agreement.

ARTICLE IV

COVENANTS AND AGREEMENTS

    4.1    Seller's Employees.    All employees of Seller shall be employees of the Seller up to and through the Closing Date. Seller shall be responsible for and shall pay all salaries, wages, expenses, workers' compensation benefits and other fringe benefits and obligations due and payable to its employees through the Closing Date. Notwithstanding the foregoing, Buyer shall be responsible for paying any employee bonuses due in respect of 2005 performance, and Seller shall have no liability for the same.

    4.2    Indemnification and Reimbursement.    Seller will indemnify and hold harmless Buyer, and will reimburse Buyer for any loss, liability, claim, damage or expense arising from or in connection with any liability arising out of the ownership or operation of the Business prior to the Closing Date, other than the Assumed Liabilities. Likewise, Buyer will indemnify and hold harmless Seller, and will reimburse Seller for any loss, liability, claim, damage or expense arising from or in connection with any liability arising out of the ownership or operation of the Business on or after the Closing Date and any Assumed Liabilities.

    4.3    Confidential Information.    In performing their respective obligations under this agreement, each of the parties may have access to and receive disclosure of certain confidential information about the other parties (including the Parent and its Subsidiaries), including, but not limited to, financial information, operating procedures, marketing plan objectives, books, contracts, equipment and records which are confidential, proprietary, allow the disclosing party a competitive advantage, or are otherwise the exclusive property of the disclosing party (hereinafter, "Confidential Information"). Confidential Information shall not include information in the public domain. The parties agree that Confidential Information shall be used by each party receiving such Confidential Information solely in the performance of its obligations under or pursuant to this agreement. It is acknowledged that such Confidential Information shall constitute "trade secrets" under applicable Law. The party receiving the Confidential Information shall safeguard such Confidential Information by using a reasonable degree of care, but not less than the degree of care used by the recipient in safeguarding the recipient's own similar Confidential Information. The parties also acknowledge that the restrictions set forth in this agreement constitute efforts reasonable under the circumstances to maintain the secrecy thereof. Subsequent to the Closing or earlier termination of this agreement, the Sellers shall not disclose any Confidential Information of the Sellers or of Parent, Buyer or their respective Subsidiaries to any third party, except as may be agreed upon in writing by Buyer or as may be required by law. The provisions and undertakings of this Section 5.9 shall survive the Closing or other termination of this agreement.

ARTICLE V

CONDITIONS TO COMPLETION OF CLOSING AND CLOSING

    5.1    Conditions to the Obligations of Seller.    The obligations of Seller under this agreement to consummate the transaction provided for herein are subject to the fulfillment of each of the following conditions prior to the completion of the Closing, except to the extent Seller may, in its absolute discretion, waive any one or more thereof, in whole or in part:

            (a)    The representations and warranties by Buyer to Seller in this agreement shall be true and correct in all material respects as of the Closing Date, with the same force and effect as though such representations and warranties had been made on the Closing Date; Buyer shall have performed in all material respects all its obligations, covenants and agreements set forth herein.

            (b)    The agreements listed in Article II shall have been executed and delivered by the parties thereto.

            (c)    Prior to the Closing Date, Seller shall have received the consent of The CIT Group/Business Credit, Inc. to this agreement and the transactions contemplated herein and thereby.

    5.2    Conditions to the Buyer's Obligations.    The obligations of Buyer under this agreement to consummate the transactions provided for herein are subject to the fulfillment of each of the following conditions prior to the completion of the Closing, except to the extent that Buyer may, in its absolute discretion, waive any one or more hereof, in whole or in part:

            (a)    The representations and warranties by Seller shall be true and correct in all material respects as of the Closing Date, with the same force and effect as though such representations and warranties had been made on the Closing Date; Seller shall have performed, in all material respects, all their obligations, covenants and agreements set forth herein; Seller has not breached any of their covenants or agreements set forth herein.

            (b)    The agreements listed in Article II shall have been executed and delivered by the parties thereto.

            (c)    All other instruments and documents required by law to effect the transactions contemplated by this agreement have been received in form and substance satisfactory to Buyer.

    5.4    The Closing.

            (a)    Documents and Instruments to be Delivered by Seller and Shareholders.    Each Seller agrees to deliver the following documents and instruments, duly executed, to the Buyer at the Closing:

                    (ii)    The agreements listed in Article II hereof which are required to be executed by Sellers and other individuals, as specified therein;

                    (ii)    Bills of sale, assignment and assumption with full warranties of title for the assignment, transfer and conveyance of the Assets and Assumed Liabilities of Sellers;

                    (iii)    Certificates of title and assignments thereof for Sellers' motor vehicles which are required under state law to have certificates of title and which are being purchased hereunder;

                    (iv)    Assignments of Sellers' right, title and interest in all leases of personal property and any realty leased by Seller;

            (b)    Documents and Instruments to be Delivered by Buyer.    The Buyer agrees to deliver the following documents and instruments, duly executed, to the Sellers at the Closing:

                    (i)    The agreements listed in Article II hereof which are required to be executed by Buyer;

                    (ii)    The Purchase Price due as required by Article I hereof; and

                    (iii)    Such other documents as the Sellers, or their counsel may reasonably request and required for Buyer to consummate the transactions contemplated by this agreement.

            (c)    Prorations.    Utilities charges, real estate taxes, and other normal proratable items will be prorated among the parties at the Closing, with the exception of those items which the parties agree are to be treated as Assumed Liabilities pursuant to Section 2.2(a) hereof, if any.

ARTICLE VI

MISCELLANEOUS PROVISIONS AND DEFINITIONS

    6.1    Public Announcement.    The parties shall consult in good faith with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this agreement, and none of them shall issue any such press release or make any such public statement without the prior written approval of the Buyer unless such disclosure is made by Buyer and is required by Law.

    6.2    Good Faith.    Each party hereto shall act in good faith in an attempt to cause all the conditions precedent to its obligations under this agreement to be satisfied. Each party hereto will act in good faith and take all reasonable actions within its capability necessary to render accurate as of the Closing Date its representations and warranties required to be true as of such time and set forth in this agreement.

    6.3    Payment of Expenses.    Whether or not the transactions provided for herein shall be consummated, each party hereto shall pay his or its own Expenses incident to preparing for, entering into and carrying out this agreement and the transactions contemplated hereby, and Seller and/or Shareholders shall pay all Expenses of transferring the Assets except as provided for herein from Seller to Buyer.

    6.4    Article and Section Headings.    Article and Section headings are employed in this agreement for reference purposes only and shall not affect the interpretation or meaning of this agreement.

    6.5    Assignment, Successors and Assigns.    No party may assign or transfer any of its rights or obligations hereunder without the prior written consent of all other parties hereto, given or withheld in their sole discretion. This agreement shall be binding upon and inure to the benefit of each party hereto and their respective heirs, personal representatives, successors and permitted assigns.

    6.6    Notices.    Any notice or other communication required or permitted under this agreement shall be in writing and shall be deemed to have been duly given (i) upon hand delivery, or (ii) on the third day following delivery to the U.S. Postal Service as certified or registered mail, return receipt requested and postage prepaid, or (iii) on the first day following delivery to a nationally recognized United States overnight courier service, fee prepaid, return receipt or other confirmation of delivery requested or (iv) when telecopied or sent by facsimile transmission if an additional notice is also given under (i), (ii) or (iii) above within three (3) days thereafter. Any such notice or communication shall be directed to a party at its address set forth below or at such other address as may be designated by a party in a notice given to all other parties hereto in accordance with the provisions of this Section.

If to Sellers and Shareholders:

Joseph. Uras
Joseph Uras Monument Corporation
580 Patten Avenue, Unit 12,
Long Branch, New Jersey 07740
Telephone:
Telecopy:

with a copy to:

Martin J. Arbus, Esq.
1001 Deal Road
Ocean Township, NJ 07712
Telephone:  (732) 493-3000
Telecopy:    (732) 493-1340

If to Buyer or Parent:

Kurt M. Swenson, President
and Chief Executive Officer
Rock of Ages Corporation
369 North State Street
Concord, NH 03301
Telephone:    (603) 225-8397
Telecopy:      (603) 225-4801

with a copy to:

Michael Tule, Senior Vice President—General Counsel
Rock of Ages Corporation
369 North State Street
Concord, NH 03301
Telephone:    (603) 225-8397
Telecopy:      (603) 225-4801

    6.7    Complete Agreement.    This agreement nor any provision hereof may be changed, waived, modified, discharged, amended or terminated orally, but only by an instrument in writing signed by all parties hereto. No action taken by any party after the date hereof, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or compliance by any other party with any representations, warranties, covenants or agreements contained in this agreement. This agreement, together with the Exhibits and Schedules attached hereto or incorporated herein pursuant to Section 9.12 hereof, constitutes the only agreement among the parties hereto concerning the subject matter hereof and supersedes all prior agreements whether written or oral, relating thereto.

    6.8    Governing Law    This agreement shall be governed by and construed in accordance with the Laws of the State of New Jersey, without regard to conflict of laws principles, and any actions brought pertaining to the same shall lie only in a court of competent jurisdiction located in the state of New Jersey.

    6.9    Tax Consequences.    Each party represents and warrants that it has made an independent evaluation of the tax consequences to such party of this agreement and the transaction contemplated thereby. No party shall have any recourse against any other party to this agreement nor shall this agreement be affected in any way if the consummation of this agreement and the transactions contemplated thereby do not have the tax consequences anticipated by such party; provided that the foregoing shall not limit a party's liability for breach of any representation, warranty, covenant or agreement set forth herein.

    6.10    Counterparts.    This agreement may be executed in counterparts and by different parties on different counterparts with the same effect as if the signatures were on the same instrument. This agreement shall be effective and binding upon all parties hereto as of the time when all parties have executed a counterpart of this agreement.

    6.11    Exhibits.    Each Exhibit (herein an "Exhibit") or Schedule (herein a "Schedule") delivered pursuant to the terms of this agreement shall be in writing and shall constitute a part of this agreement. The parties may agree, with respect to any Schedule or Exhibit required to be attached hereto that such Schedule or Exhibit, if mutually satisfactory, may be attached hereto after the date of execution hereof and prior to the Closing and, after mutual approval thereof, such subsequently attached Schedule or Exhibit shall be treated as if it were attached hereto as of the date of execution hereof. All Exhibits and Schedules attached hereto are specifically incorporated herein by reference and made a part hereof. The words "agreement," "herein" and "hereof" as used herein shall in all respects include the entirety of this agreement together with all Exhibits and Schedules attached hereto and all documents required or permitted to be delivered hereunder.

    6.12    Further Assurances.    From time to time, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this agreement.

    6.13    Parties in Interest.    Subject to the provisions of Section 9.6 above, this agreement shall be binding upon and inure solely to the benefit of each party and to the party's permitted successors, assigns, heirs and personal representatives; and nothing in this agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this agreement.

    6.14    Severability.    If any term or other provision of this agreement is finally adjudicated by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

    6.15    Waiver.    At any time prior to the Closing Date, any party may (a) extend the time for the performance of any of the obligations or other acts of the other parties to be performed for the benefit of the waiving party, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this agreement or in any document delivered pursuant to this agreement for the benefit of the waiving party or (c) waive compliance by the other parties with any of the agreements or conditions compliance with which is for the benefit of the waiving party contained in this agreement (to the extent permitted by law). Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The waiver by any party hereto of any inaccuracy in the representation and warranty or of compliance with the covenant, agreement or condition for its benefit shall not be deemed a waiver of any other inaccuracy or of compliance with any other provision hereof.

    6.16    Pronouns.    As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction.

    IN WITNESS WHEREOF, the parties hereto have executed this agreement all as of the date first set forth above.

BUYER:

JOSEPH URAS MONUMENTS, INC.

By: /s/ Joseph Uras
Witness	Joseph Uras, President

601 ROUTE 35 LLC

By: /s/ Joseph Uras
Witness	Joseph Uras, President

SELLER:

ROCK OF AGES MEMORIALS, INC.

By: /s/ Kurt M. Swenson
Witness	Kurt M. Swenson, Chairman/CEO

EXHIBIT 1.1

TO

ASSET PURCHASE AGREEMENT

Assets

All assets used or useful in the Business, as follows:

(a)    Inventories.

(b)    Accounts Receivable as of December 7, 2005 and the Closing Date

(c)    Cash in the following bank accounts:

        Wachovia Bank, N.A., Account No. 2000004558569

(d)    Furniture, fixtures, machinery, equipment, tools and supplies.

(e)    Motor vehicles titled in the name of Joseph Uras Monument Corp., including but not limited to:

       1999 Dodge Ram Pickup—VIN 1B7HC 16X7X S1875 77

       1996 Ford Truck—VIN 1FDLF 47F4T EA508 19

        1998 International Truck—VIN 1HTSC AAP6W H5651 87

(f)    Leasehold improvements.

(g)    The following tradenames:

        Clinton Monuments
        Joe Uras Monuments
        Joe Uras Memorials
        Joseph Uras Monuments
        Uras Memorials
        Uras Monuments

(h)    Contract rights pertaining specifically to the Business and not to any other division of Seller or to Seller generally.

Excluded Assets

(i)    Cash and cash equivalents, except as provided above;

(ii)    all insurance policies and rights thereunder;

(iii)    all personnel records and other records that Seller is required by law to retain in its possession;

(iv)    all claims for refund of taxes and other governmental charges;

(v)    all rights in connection with and assets of any employee plans (except any employee vested amounts);

(vi)    all rights in and to the name, "Rock of Ages" together with all other trademarks, tradenames (other than those listed in (g) above), patents, copyrights, copyrighted material, trade secrets and the goodwill associated therewith;

(vii)    all contract rights that do not pertain specifically to the Business and that benefit the Seller and/or any of its divisions or businesses other than the Business;

(viii)    all rights of the Seller under this Asset Purchase Agreement.

EXHIBIT 1.3

TO

ASSET PURCHASE AGREEMENT

Assumed Liabilities

(i)    Buyer shall assume any and all liabilities associated with customer deposits, preneed liabilities and orders of the Business existing as of December 7, 2005. Such liabilities shall include, but not be limited to, any trade accounts payable associated with such customer deposits, orders or preneed liabilities.

(ii)    Buyer shall assume any and all liabilities associated with customer deposits, preneed liabilities and orders of the Business written after December 7, 2005. Such liabilities shall include, but not be limited to, any trade accounts payable associated with such customer deposits, orders or preneed liabilities.

(iii)    Buyer shall assume the obligation to complete and set any and all customer orders of the Business.

(iv)    Buyer shall assume any and all obligations under any and all motor vehicle and other personal property leases of the Business:

(v)    Buyer shall assume any and all obligations under the real property leases covering the following locations:

        100 Highway 9, Manalapan, New Jersey

        810 State Highway 36, Middletown, New Jersey

        Unit 172A Roslyn Plaza, Toms River, New Jersey

        841 Cranbury Road, Jamesburg, New Jersey

(vi)    Buyer shall assume liability for any and all employee bonuses due to Employees of the Business earned in 2005.

(vii)    Buyer shall assume any liability to customers under any non-Rock of Ages warranty agreements given by Seller in connection with the Business. Rock of Ages shall continue to honor its written warranties on its own products.

(viii)    Buyer shall assume any liability arising after the Closing Date under any and all contracts and agreements entered into in connection with or by the Business.

(ix)    As of the Closing Date, Buyer shall assume any and all liabilities in connection with or relating to payroll, vacation, sick leave, workers compensation, unemployment benefits, pension benefits, profit sharing plans, health care plans or benefits or any other employee plans or benefits of any kind for the employees of the Business.

EXHIBIT 1.6(a)

TO

ASSET PURCHASE AGREEMENT

Purchase Price Adjustment

The Purchase Price shall be reduced by the obligation for the amount of the granite cost for open orders as of December 7, 2005, which obligation has been assumed by the Buyer pursuant to the terms hereof. See attached list of orders.

EXHIBIT 1.6(b)

TO

ASSET PURCHASE AGREEMENT

Allocation of Purchase Price

Land and Building                                            $600,000

Other Fixed Assets                                           $50,000

Accounts Receivable                                        $92,341

Inventory                                                        $100,000

Cash                                                                $7659

EXHIBIT 2.1

TO

ASSET PURCHASE AGREEMENT

Authorized Retailer Agreement